THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION STATEMENT IN THE EFFECT WITH RESPECT TO THE SECURITIES OF DELIVERY TO THE COMPANY OF AN OPINION OF COUSEL IN FORM AND SUBSTANCE SATISFACTORY THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WJTH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

62,440.00 USD - Principal Amount	May 22, 2013. Las Vegas, Nevada

FOR VALUE RECEIVED, Harmonic Energy, Inc. a Nevada corporation (the "Company"), hereby promises to pay to the order of Seahorse Investments Ltd, located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960 Marshall Islands (the "Holder"), in accordance with the terms hereof, the principal sum of sixty two thousand four hundred forty US dollars ($62,440.00) together with interest thereon to the date of payment. Interest shall accrue on the twelve-month anniversary following the date hereof at a rate equal to seven percent (7%) per annum. The outstanding principal amount and any accrued interest on the Note shall be due and payable in full on May 22, 2014. The Corporation may at its option from time to time after May 22, 2013 prepay this Note in whole or in part, including accrued interest, on not Jess than 30 days written notice delivered to the Holder. Upon such prepayment, the Corporation shall also pay the interest accrued on that portion of principal so prepaid to the date of prepayment.

1.                        Convertible Notes. This Note maybe one or one of several promissory notes issued pursuant to Securities and Exchange Act of 1934 ("the Act"), Regulation D, Rule 506. The term "Note" refers to this Note and the term "Convertible Notes" refers to this Note and the other promissory notes issued pursuant to the Act. This Note is including, without limitation, the extent to which the Convertible Notes are subordinated to other indebtedness of the Corporation and the circumstances and procedures under which the maturity of the Convertible Notes may be accelerated.

2.                        Place and Manner of Payment. All sums due under this Note are payable not later than 5:00 P.M., East Coast time, in legal tender of the United States of America current on the dates such sums or payments are respectively due, in immediately available funds, without offset or setoff. All payments in excess of $62,440.00 shall be made at the option of the Holder by wire transfer to a bank account designated in writing to the Corporation by the Holder not less than five days prior to the time such payment is due and, if no such designation has been made by the Holder, by check mailed by certified or registered mail to the address of the Holder designated in accordance with Section l2(b). Any remittances by check shall be made on the second day prior to the time such payment is due subject to the condition that such check may be handled for collection in accordance with the practice of the collecting bank or banks, and any receipt shall be void unless the amount due is actually received by the Holder.

3.                        Events of Default; Consequences. In the event of the occurrence of an Event of Default (as defined) the Holder may, declare the entire unpaid principal balance of this Note, together with interest accrued, immediately due and payable at the place of payment, without presentment, protest, notice or demand, all of which are expressly waived.

4.                       No Setoff, Etc. The obligations of the Corporation to pay the principal balance and interest due to the Holder shall be absolute and unconditional and the Corporation shall make such payment without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, setoff, recoupment, or counterclaim which the Corporation may have or assert against the Holder or any other person.

5.                         Waiver of Presentment, Etc. The Corporation waives presentment, demand, notice of dishonor, protest and notice of nonpayment and protest.

6.                         Costs of Collection. The Corporation shall pay all costs and expenses of collection incurred by the Holder, including reasonable attorneys' fees.

7.                         Conversion.

(a)                Commencing May 22, 2013, the Holder may at any time prior to 5:00 p.m., West Coast time, on May 22, 2014, convert the principal amount of this Note or any portion in aggregate amounts of not less than 50% of the original principal amount outstanding under this Note on the date of its initial issuance (unless such amount is the only amount then remaining outstanding under this Note in which event the conversion of the remaining principal amount then outstanding shall be permitted) into fully paid and nonassessable shares of the Common Stock, par value $.001 per share, of the Corporation (the "Common Stock"), at a price equal to 90% of the then current market price of the corporations shares (the "Conversion Price") in principal amount of this Note. Such conversion shall be effected by the surrender of this Note at the principal office of the Corporation (or such other office or agency of the Corporation in the continental United States as the Corporation may designate by notice in writing to the Holder) at any time during usual business hours, together with notice in writing that the Holder wishes to convert a portion or all of this Note, which notice shall also state the name(s) (with addresses) and denominations in which the certificate(s) for Common Stock shall be issued and shall include instructions for delivery thereof. Such conversion shall be deemed to have been effected as of the close of business on the date on which th.is Note shall have been surrendered and such notice shall have been received , and at such time (the "Voluntary Conversion Date") the rights of the Holder with respect to the principal amount of the Note converted shall cease and the person(s) in whose name(s) any certificate(s) for Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate(s). As soon as practicable after the Voluntary Conversion Date, the Corporation shall deliver to, or as directed by, the Holder, certificates representing the number of shares of Common Stock issuable by reason of such conversion registered in such name or names and such denomination or denominations as the Holder shall have specified, together with cash as provided in Section 10 in respect of any fraction of a share of such stock otherwise issuable upon such conversion. The Corporation shall also make payment to the Holder of accrued interest to the date of conversion on the portion of the Note converted in accordance with the manner of payment provisions of Section 2 of this Note. In each case of conversion of this Note in part only, the Corporation shall receive and hold this Note as a fiduciary agent of the Holder, shall endorse on this Note the date and amount of this Note so converted, and such amount shall be deemed no longer outstanding. Upon such endorsement, the Corporation shall promptly return this Note to the Holder.

(b)                At any time after May 22, 2013 the Corporation shall be entitled, after giving 20 days prior written notice to the Holder of its intent to prepay all or any portion of this Note and receipt of notice from the Holder with in such 20 days that be declines to accept prepayment, to compel the conversion of this Note or such portion into fully paid and nonassessable shares of Common Stock at the ratio and (to the extent not inconsistent with the provisions of this subsection (b)) in the manner set forth in subsection (a) of this Section 7. In the event the Holder shall fail to surrender this Note together with a written notice stating the names (with addresses) and denominations in which the certificate(s) for Common Stock shall be issued (including instructions for delivery) on or before the tenth day after the date of the Prepayment Notice, this Note shall be deemed to have been surrendered for conversion on such date. The earlier of the date this Note and said written notice are surrendered, or such tenth day after the date of the Prepayment Notice shall be referred to for purposes of this Note as the "Mandatory Conversion Date." Such conversion shall be deemed to have been effected as of the close of business on the Mandatory Conversion Date, and at such time the rights of the Holder shall cease and (i) the person(s) in whose name(s) any certificate(s) for Common Stock are to be issued upon such conversion, or (ij) in the event the Holder has failed to surrender this Note and the written notice as provided, the Holder, shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate(s). As soon as practicable after the Mandatory Conversion Date (but in no event more than fifteen Business Days), the Corporation shall deliver to the Holder, or as directed by the Holder if such be the case, certificates representing the number of shares of Common Stock issuable by reason of such conversion registered in the name of the Holder or, if such be the case, in such name or names and in such denomination or denominations as the Holder shall have specified. The Corporation shall make payment to the Holder of accrued interest to the date of conversion on the converted Note in accordance with the manner of payment provisions of Section 2 of this Note.

8.                         Reservation of Common Stock; Etc.

(a)                 The Corporation will at all times from and after this date reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, or otherwise, solely for the purpose of issuance upon the conversion of this Note, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

(b)                 The Corporation will not take any action which would result in any adjustment of the number of shares of Common Stock acquirable upon conversion of this Note if the total number of shares issuable after such action upon conversion of this Note, together with the total number of shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized under the Corporation's Certificate of Incorporation which are not reserved or required to be reserved for any purpose other than the purpose of issue upon conversion of this Note.

(c)                 The issuance of certificates for shares of Common Stock upon conversion of this Note shal1 be made without charge to the Holder for any issuance tax or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

(d)                 If any shares of Common Stock required to be reserved for purposes of conversion of this Note require, before such shares may be issued upon conversion, registration with or approval of any governmental authority under any federal or state law (other than any registration under the Securities Act of 1933, as then in effect, or any similar federal statute then in force, or any state securities law, required by reason of any transfer involved in such conversion) or listing on any domestic securities exchange, the Corporation will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved for listing or listed on such domestic securities exchange, as the case may be.

9.                        Anti-Dilution Provisions.

The Conversion Price shall be subject to appropriate adjustment so as to protect the rights of Holder upon the occurrence on or after the Issue Date and prior to the Initial Public Offering of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, combination, consolidation or other similar transaction. Upon each occurrence of any event described in the immediately preceding sentence, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company, including, upon the occurrence of any merger, combination, consolidation or other similar transaction, the issuance to Holder of any securities into which this Convertible Note shall be converted by operation of law or pursuant to the express terms of such transaction provided that such transaction has been approved by the Board of the Company, so that Holder, upon any Conversion, shall be entitled to receive the number of Shares or other property, including cash or securities, that Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Convertible Note been converted immediately prior to the date of such event, or if such event has a record date, then the record date applicable to such event. An adjustment made pursuant to the immediately preceding sentence shall become effective retroactively to the close of business on the day upon which such event is effected.

10.                                   Fractional Interests. The Corporation shall not be required to issue any fractional shares of Common Stock on the conversion of this Note. If any fraction of a share of Common Stock would be issuable upon conversion of this Note, the Corporation shall "round-up" to the next whole share.

11.                                   Voting. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Corporation or any other matter. Notwithstanding the foregoing, the Corporation shall mail by first class to the Holder at the address specified in Section 12, one copy of all materials forwarded to stockholders or filed with the Securities and Exchange Commission by the Corporation, said mailing to be made promptly after mailing to stockholders or filing with the Securities and Exchange Commission, as the case may be.

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12.                   Notices.

(a)                                    Any notice pursuant to this Note to be given or made by the Holder to or upon the Corporation shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Corporation to the Holder) as follows:

Harmonic Energy, Inc.

3rd Floor, 207 Regent Street

London, W IB 3HH

United Kingdom

(b)                                    Any notice pursuant to this Note to be given or made by the Corporation to or upon the Holder shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Holder to the Corporation) to the address of the Holder set forth above.

13.                                      Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Nevada.

14.                                      Register of Notes. The Corporation shall keep at its principal office (or such other place the Corporation reasonably designates) a register for the registration of Convertible Notes. Each transfer of the Convertible Notes, conversion thereof into Common Stock and payment thereunder as well as the name and address of such holder of Convertible Notes shall be noted on the register of Convertible Notes. The register shall be made available by the Corporation for review by the Holder or his agent during usual business hours of the Corporation.

15.                                      Modification and Waiver. No modification or waiver of any provision of this Note shall in any event be effective unless the same shall be in writing signed by the Holder and then such modification or waiver shall be effective only in the specific instance for the specific purpose given. Notwithstanding the foregoing, the Board of Directors of the Corporation, in its sole discretion, shall have the right at any time or from time to time to decrease the Conversion Price and/or to increase the number of shares of Common Stock issuable upon conversion of this Note. Such reduction of the Conversion Price and/or increase in the number of shares of Common Stock issuable upon exercise shall be effective for a period or periods to be determined by such Board.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives.

Agreed:

By: /s/ Authorized Signatory	By: /s/ Jamie Mann
Holder	Jamie Mann, President and CEO

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